THE TAIWAN FUND, INC. REVIEW
June 2006

HSBC Investment (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371
Portfolio Review

Market review:
The Taiwan Stock Exchange Index (“TAIEX”) declined by 3.1% in U.S. dollar terms in June, as a result of U.S. and emerging market corrections driven by concerns over rising energy prices and rate hikes in the United States. Both foreign investors and proprietary traders were net sellers and sold NT$ 46.3 billion and NT$ 8.6 billion, respectively. Local institutions became net buyers and bought NT$ 3.7 billion. On the economic front, Taiwan’s Coincident Index fell 0.4% in May, but the Leading Index rose 1.2% suggesting a possible upturn in the economy. The unsettled political climate in Taiwan stands as a possible risk to economic growth. The Government forecasts predict that the economy will expand by 4.3% compared with the previous year’s expansion of 4.1%. Consumer prices rose by 1.6% in June compared to the previous year due to high prices for food and oil. The Taiwan Central Bank also raised its interest rate by 12.5 basis points to 2.5% on June 29, 2006, which is the highest the interest rate has been in five years. In terms of sector performance, construction (+6.1%) and tourism (+5.7%) outperformed expectations in June because these groups were perceived to be beneficiaries of increases in assets and an improved cross-strait relationship. On the other hand, the technology sector (-5.5%) did not perform well in June due to the inventory concerns for both personal computer (“PC”) and non-PC products.
Fund Performance Review:
The Fund underperformed its benchmark by 4.4% in June. The Fund’s overweight position in the steel construction sector and underweight position in the operator sector contributed positively to performance. The Fund’s overweight positions in the handset sector and the printed circuit board (“PCB”) substrate sector negatively contributed to performance.
Investment Strategy:
In the short term, HSBC Investment (Taiwan) Limited (“HSBC Taiwan” or the “Adviser”) expects that the market may continue to consolidate in the coming few weeks due to weakness in the technology sector and a continuing unsettled political climate in Taiwan. Increases in assets could coincide with the development of relations between Taiwan and China. As the government may open up for Chinese tourists to visit Taiwan in the future, domestic demand, including property prices, tourism, hotel, and retail sales could be boosted. Because of both the slowness in the PC sector during the second quarter and the fact that several companies’ sales figures were lower than expected, HSBC Taiwan has doubts regarding the strength of the technology sector in the first half of the third quarter. However, HSBC Taiwan still has a positive outlook for the second half of 2006. HSBC Taiwan thinks that technology and selected industrial shares are facing weak periods now, and HSBC Taiwan anticipates that these sectors may improve by the third quarter of 2006.
In the long-term, HSBC Taiwan believes that the market place is currently at the low end of the trading range, and HSBC Taiwan expects to see better results for the market as it moves into the latter half of 2006. Reasons for improved results may include further improvement in Taiwan-China relations and a stronger NT dollar, both of which would support domestic securities transactions and improved technology product demand as 2006 moves into the late third quarter-early fourth quarter peak season. On the liquidity front, foreign liquidity flow into Taiwan has been supportive of the market since late 2005. HSBC Taiwan maintains this expectation for the second half of 2006 but anticipates that another important liquidity driver for the market could be domestic investors. HSBC Taiwan expects that the possible improvement in the coming months in relations between Taiwan and China could attract more domestic liquidity into the equity market.
In terms of valuation, the market is trading at reasonable levels relative to its historical trading range. The market is trading at 2.1 price to book with an estimated 17% return on equity and close to a 4% dividend yield. HSBC Taiwan plans to remain moderately aggressive in its investment strategy on behalf of the Fund considering the good earnings growth momentum in the technology sector in 2006 which was due especially to handset components, consumer electronics and integrated circuit (“IC”) design sectors. Additionally, since domestic demand has been picking up, HSBC Taiwan plans to increase weighting in financial and property sectors. At the same time, HSBC Taiwan expects to reduce some richly valued technology shares. For cyclical industrial investments, HSBC Taiwan plans to remain underweight in the petrochemical, paper and textile sectors based on the assumption of a downward trend in these sectors in the coming year. HSBC Taiwan expects to maintain a neutral position in the steel/construction sector as the demand in those areas has been strong.

Total Fund Sector Allocation

As of 06/30/06	% of	% of
	Total Fund	TAIEX
Telecommunication	16.6	10.84
Semiconductor Manufacturing	13.7	13.66
PC & Peripherals	12.3	16.14
Electronic Components	12.1	3.57
Financial Services	10.6	17.12
TFT-LCD	9.6	4.34
IC Design	6.3	2.86
Construction	4.4	1.16
Memory IC	3.8	2.14
Iron & Steel	2.9	2.91
Electronics	2.4	1.67
Plastics	1.8	9.35
Electric & Machinery	0.6	1.17
Transportation	0.0	2.25
Others	0.0	1.85
Textiles	0.0	1.42
Automobile	0.0	1.41
Chemicals	0.0	1.39
Cement	0.0	0.94
Foods	0.0	0.92
Wholesale & Retail	0.0	0.79
Rubber	0.0	0.60
Elec. Appliance & Cable	0.0	0.55
Paper & Pulp	0.0	0.35
Tourism	0.0	0.31
Glass & Ceramics	0.0	0.29
Computer Service and Software	0.0	0.00
Biotech	0.0	0.00
Securities	0.0	0.00
Total	97.1	100.00
Cash	2.9

Technology	76.8	55.77
Non-Technology	9.7 2	7.11
Financial	10.6	17.12

Top 10 Holdings of Total Fund Portfolio

As of 6/30/06	% of Total Portfolio

Hon Hai Precision Industry Co. Ltd.	6.91

High Tech Computer Corp.	5.95

Taiwan Semiconductor Manufacturing	4.56

Media Tek Inc.	4.01

Siliconware Precision Industries	3.99

Cathy Financial Holding Co. Ltd.	3.94

Largan Precision Co. Ltd	3.86

Chang Hwa Commercial Bank	3.58

D-Link Corp.	3.54

Au Optronics Corp.	3.16

Total	43.50

Total Net Assets: US $277.67Million	NAV: US$16.97 Price: US$15.62 Discount:-7.96% No. of Shares: 16.4Million

Returns in US$ (%) (a)

	The Taiwan Fund, Inc.	TSE Index (b)	TAIEX Total Return Index
One Month	-7.52	-3.09	-2.48
Fiscal Year to Date (c)	15.35	12.43	13.45
One Year	12.30	5.01	9.20
Three Years	16.76	13.74	17.41
Five years	7.34	7.87	N/A	(d)
Ten Years	0.57	-1.41	N/A	(d)
Since Inception	10.03	10.56	N/A	(d)
(a) Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods of less than one year which are not annualized.
(b) Returns for the TSE Index are not total returns and reflect only changes in share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns.
(c) The Fund’s fiscal year commences on September 1.
(d) The TAIEX Total Return Index commenced 1/1/2003.

Premium/Discount of TWN

Market Data

	As of 05/30/06	As of 06/30/06
TAIEX	6846.95	6704.41
% change in NTD terms	-8.71	-2.082
% change in USD terms	-7.52	-3.094
NTD Daily avg. trading volume (In Billions)	133.14	91.24
USD Daily avg. trading volume (In Billions)	4.16	2.82
NTD Market Capitalization (In Billions)	17282.60	15949.02
USD Market Capitalization (In Billions)	539.49	492.72
FX Rate: (NT$/US$)	32.035	32.3695

Disclaimer:	This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures in the report are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell any securities mentioned.

The daily NAV of the Fund is available from Lipper and CDA Weisenberger, or you may obtain it by calling toll free (800) 636-9242.
Lead Fund Manager: Victor Shih
Deputy Fund Manager: Steven Chan

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